Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this annual report pursuant to Regulation A on Form 1-K of Jabez Biosciences, Inc. of our report dated April 30, 2026, relating to our audit of the financial statements of Jabez Biosciences, Inc. for the year ended December 31, 2025 and for the period from inception (May 22, 2024) to December 31, 2024. We also consent to the reference to us under the caption “Experts” in the Form 1-K.

Tampa, Florida

April 30, 2026